Exhibit (21)

COOPER TIRE & RUBBER COMPANY

SUBSIDIARIES & AFFILIATES

AS OF December 31, 2011

Cooper Tire & Rubber Company (Parent) (Delaware)

Cooper International Holding Corporation (Delaware)

Cooper International Rubber, Limited (Jamaica) (Inactive)

Pneus International SA de CV (Mexico)

Nemet International SA de CV (Mexico) (60%)

Cooper Tire & Rubber Company de Mexico S.A. de CV (Mexico) (3.37%)

Cooper Tire & Rubber Company de Mexico S.A. de C.V. (Mexico) (96.63%—see above for additional 2.02% for a total of 98.65%)

Corporación de Occidente SA de CV (Mexico) (16.86% – see below for additional 41.57% for a total of 58.43%)

Inversionistas del Bajío SA de CV (Mexico)

Corporación de Occidente SA de CV (Mexico) (41.57%)

Cooper Receivables LLC (Delaware)

Cooper Tire Holding Company (Ohio)

Cooper Tire International Trading Company (Cayman Islands)

Registered Branch Office (Singapore)

Cooper Tire & Rubber International Trading Limited (Cayman Islands)

Cooper Tire & Rubber Company (Barbados) Ltd. (Barbados)

Cooper Global Holding Co. Ltd. (Barbados) (50%—see below for additional 50% for a total of 100%)

Cooper (Kunshan) Tire Co., Ltd. (PRC)

Cooper Tire Asia-Pacific (Shanghai) Trading Co., Ltd. (PRC)

Cooper Tire (China) Investment Co., Ltd. (PRC)

Cooper Tire & Rubber Co. Shanghai Rep Office (PRC-Branch)

Cooper Tire & Rubber Foundation (Ohio)

Cooper Tyre & Rubber Company UK Limited (England)

Cooper Tire & Rubber Company Deutschland GmbH (Germany)

Cooper Tire & Rubber Company Espana S.L. (Spain)

Cooper Tire & Rubber Company Europe Limited (England)

Cooper Tire & Rubber Company International Development Limited (England)

Cooper Tire & Rubber Company France Sarl (France)

Cooper Tire & Rubber Company Italia S.r.l. (Italy)

Cooper Tire & Rubber Company Suisse SA (Switzerland)

CTB (Barbados) Investment Co. Ltd. (Barbados)

Cooper Global Holding Co. Ltd. (Barbados) (50%—see above for additional 50% for a total of 100%)

Cooper (Kunshan) Tire Co., Ltd. (PRC)

Cooper Tire Investment Holding (Barbados) Ltd. (Barbados)

Cooper Chengshan (Shandong) Tire Company Ltd. (PRC) (65%)

Cooper Tire & Rubber Holding B.V. (The Netherlands)

Cooper Tire & Rubber Company Serbia d.o.o. (Republic of Serbia)

CTBX Company (Ohio)

CTTG Inc. (Ohio) (Inactive)

Elemica, Inc. (2.031%)

Ilpea Equity, LLC (0.6264%)

Master Assurance & Indemnity Ltd (Bermuda)

Max-Trac Tire Co., Inc. (Ohio)

Mickey Thompson Performance Racing Inc. (Ohio)

Mickey Thompson International, Inc. (Virgin Islands) (Inactive)

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